UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2009

Entercom Communications Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14461	23-1701044
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania		19004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-660-5610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Wage Freeze Agreements

For 2009, Entercom Communications Corp. (the "Company") is instituting a corporate-wide wage freeze. In order to effect the wage freeze for its executive officers, on January 20, 2009, David J. Field (President & Chief Executive Officer of the Company), Stephen F. Fisher (Executive Vice President – Operations & Chief Financial Officer of the Company) and John C. Donlevie (Executive Vice President & General Counsel of the Company) each entered into an agreement to waive the 2009 salary increase in their respective employment agreements. All other terms of the respective employment agreements remain unchanged. Reference is made to the complete text of the waivers, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

January 26, 2009	By:	/s/ Stephen F. Fisher

Name: Stephen F. Fisher
Title: Executive Vice President-Operations and Chief Financial Officer